NON-U.S. FORM
Exhibit 10.2

Name:	[●]
Number of Restricted Stock Units subject to Award:	[●]
Date of Grant:	[●]

Bright Horizons Family Solutions Inc.
2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 29, 2019
Restricted Stock Unit Agreement (Employees)
    This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Bright Horizons Family Solutions Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 29, 2019 (as amended from time to time, the “Plan”), which is incorporated herein by reference, subject to the provisions of Addendum A (Country-Specific Terms for Grantees Outside the U.S.), if applicable.
    1.    Grant of Restricted Stock Units. On the date of grant set forth above (the “Grant Date”) the Company hereby grants to the Grantee an award consisting of the right to receive, on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
    2.    Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below:
(c)“Applicable Agreement” means a written employment, severance or change in control agreement between the Grantee and the Company or an Affiliate.
(d)“Cause” shall have the following meaning: (A) if the Grantee is a party to an Applicable Agreement containing a “Cause” definition, “Cause” shall have the meaning set forth therein, or (B) if the Grantee is not a party to an Applicable Agreement containing a “Cause” definition, “Cause” shall have the meaning set forth in the Plan.
(e)“CIC Termination” means an Involuntary Termination that occurs within 12 months following the date of the Covered Transaction.
(f)“Good Reason” shall have the following meaning: (A) if the Grantee is a party to an Applicable Agreement containing a “Good Reason” definition, “Good Reason” shall have the meaning set forth therein, or (B) if the Grantee is not a party to an Applicable Agreement containing a “Good Reason” definition, “Good Reason” shall mean any material diminution in the Grantee’s base salary, bonus opportunity, position or nature or scope of responsibilities (other than by inadvertence) or any material reduction in the Grantee’s benefits that uniquely and disproportionately affects the Grantee, in each case occurring without the Grantee’s consent and as to which (x) the Grantee has provided notice to the Company within 30 days of the date on which the Grantee knew or reasonably should have known of such diminution or reduction, (y) the Company shall not have remedied such diminution or reduction within 30 days of receiving such notice, and (z) the Grantee shall have terminated the Grantee’s Employment within 10 days after the Company’s failure to remedy such diminution or reduction.
(g)“Involuntary Termination” means the Grantee’s termination of Employment from the Company on account of a termination by the Company without Cause, other than on account of death or Disability, or by the Grantee for Good Reason.
    3.    Vesting.
    (a)    Service-Based Vesting. Except as otherwise provided in Section 3(b) or 3(c), the Award shall vest as follows: on [the third anniversary of the Grant Date]; provided that the Grantee has remained in continuous Employment from the Grant Date through the [applicable] vesting date.
(b)    Disability; Death.

(i)    If the Grantee incurs a termination of Employment on account of death or Disability after the [third anniversary] of the Grantee’s Employment commencement date and before the Award is fully vested in accordance with the terms set forth in Section 3(a) or Section 3(c), the Award shall vest in full upon such termination of Employment due to death or Disability.

(ii)    If the Grantee incurs a termination of Employment on account of death or Disability before the [third anniversary] of the Grantee’s Employment commencement date and before the Award is fully vested in accordance with the terms set forth in Section 3(a) or Section 3(c), the Award shall vest in a number of Restricted Stock Units calculated by multiplying the Restricted Stock Units that otherwise would have vested if the Grantee had continued in Employment through the [third anniversary] of the Grant Date by a fraction, the numerator of which is the number of calendar months starting with (1) the calendar month of the Grantee’s Employment commencement date through (2) the calendar month in which the Grantee’s termination of Employment occurs (each being considered a full calendar month), and the denominator of which is [36].

    (c)    Covered Transaction.
(i)If a Covered Transaction occurs before the Award vests in accordance with the terms set forth in Sections 3(a)or 3(b) above, the Award shall be treated as described in this Section 3(c). Notwithstanding anything to the contrary, the Administrator may take such other actions with respect to the Award (including in respect of vesting) as it deems appropriate pursuant to the Plan.
(ii)[For executive officers as determined by the Administrator (“Officers”): Provided the Grantee has remained in continuous Employment from the Grant Date through the date of the Covered Transaction, if either (i) the Grantee has remained in continuous Employment for at least two years immediately prior to the date of the Covered Transaction or (ii) the Restricted Stock Units are not assumed, substituted or otherwise continued following the Covered Transaction, then the Award shall become fully vested immediately prior to the Covered Transaction. However, if (A) the Grantee has not remained in continuous Employment for at least two years immediately prior to the date of the Covered Transaction, (B) there is an acquiring or surviving entity as a result of the Covered Transaction and the Restricted Stock Units are assumed or substituted by the acquiror or surviving corporation (or an affiliate of the acquiror or surviving corporation) or otherwise continues following the Covered Transaction, and (C) the Grantee is not a party to an Applicable Agreement providing otherwise, then the Restricted Stock Units will vest on the earliest to occur of (x) the applicable vesting date set forth in Section 3(a) or 3(b) above, or (y) the date the Grantee incurs a CIC Termination, in each case, subject to the Grantee’s continuous Employment through such date.]
[For non-Officers: Except as otherwise provided in an Applicable Agreement, if any, provided the Grantee has remained in continuous Employment from the Grant Date through the date of the Covered Transaction, the Restricted Stock Units shall become fully vested immediately prior to the Covered Transaction; provided, however, that if there is an acquiring or surviving entity as a result of the Covered Transaction and the Award is assumed or substituted by the acquiror or surviving corporation (or an affiliate of the acquiror or surviving corporation) or otherwise continues following the Covered Transaction, the Restricted Stock Units shall vest on the earliest to occur of (x) the applicable vesting date set forth in Section 3(a) or 3(b) above, or (y) the date the Grantee incurs a CIC Termination, in each case, subject to the Grantee’s continuous Employment through such date.]
(iii)For the avoidance of doubt, if the date of the Covered Transaction occurs after any applicable vesting date pursuant to the terms set forth in Section 3(a) or 3(b) above but prior to settlement of the vested Restricted Stock Units, the vested Restricted Stock Units shall be settled in accordance with Sections 3(a), 3(b) and 4, as applicable.
(d)    Cause. Notwithstanding anything in this Agreement to the contrary, in the event the Grantee’s Employment is terminated by the Company for Cause, all outstanding Restricted Stock Units (whether vested or unvested) held by the Grantee shall immediately terminate and be of no further force or effect.
(e)    Other Termination. Except as set forth in Sections 3(b) and 3(c), if the Grantee’s Employment terminates for any reason before the Award vests, any unvested Restricted Stock Units shall automatically terminate and shall be forfeited as of the date of the Grantee’s termination of Employment. No payment shall be made with respect to any unvested Restricted Stock Units that terminate as described in this Section 3(e).
(f)Termination Date. For purposes of this Agreement, and notwithstanding anything to the contrary in the Plan, the Grantee’s Employment will be deemed to terminate on the date that the Grantee ceases to actively be employed or provide services to the Company or an Affiliate and shall not be extended by any notice period mandated or implied under local law during which the Grantee is not actually employed or providing services (e.g., garden leave or similar leave) or during or for which the Grantee receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Grantee is no longer in active Employment for purposes of this Agreement, without reference to any other agreement, written or oral, including the Grantee’s contract of employment.
    (g)    Additional Vesting Terms. The vesting of the Restricted Stock Units shall be cumulative, but shall not exceed 100% of the Restricted Stock Units. If the vesting schedule would produce fractional Restricted Stock Units, the number of Restricted Stock Units that vest shall be rounded down to the nearest whole Restricted Stock Unit.
4.    Delivery of Stock. If and when the Restricted Stock Units vest, the Company shall issue to the Grantee one share of Stock for each vested Restricted Stock Unit (unless cash or other securities are issued upon vesting in connection with a Covered Transaction), subject to applicable withholding for Taxes (as defined in Section 8(a) below) or payment by the Grantee of such Taxes for which the Grantee is responsible under this Agreement. Payment shall be made within 30 days after the applicable vesting date, and subject to the provisions of the Plan, the Company shall deliver to the Grantee a stock certificate for that number of shares of Stock equal to the number of vested Restricted Stock Units or if the shares of Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record such shares of Stock.
5.    Dividends; Other Rights. Restricted Stock Units represent hypothetical shares of Stock, and not actual shares of Stock. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee. The Grantee is not entitled to vote any shares of Stock by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under the Award.
6.    Forfeiture/Recovery of Compensation. By accepting the Award, the Grantee expressly acknowledges and agrees that the Grantee’s rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 13 of this Agreement.
7.    Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.
8.    Certain Tax Matters.
    (a)    All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any Taxes, if applicable. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder are subject to the Grantee promptly paying to the Company or an Affiliate in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired shares of Stock or shares of Stock acquired hereunder or by the withholding of shares of Stock from any payment hereunder in accordance with the procedures approved by the Board or the Compensation Committee) any income taxes, employment taxes, social insurance, social security, payroll tax, national insurance contributions, levies, other contributions, payment on account obligations or other amounts required by law to be collected, withheld or accounted for with respect to the vesting of the Restricted Stock Units (the “Taxes”).
(b)    The Grantee expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.
(c)    This Agreement is intended to be exempt from section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.
(d)    Regardless of any action the Company or an Affiliate takes with respect to any Taxes, the Grantee acknowledges that the ultimate liability for all Taxes legally due by the Grantee is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or an Affiliate. The Grantee further acknowledges that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Restricted Stock Units, including the award, vesting or settlement of the Restricted Stock Units and the subsequent sale of any shares of Stock received following the vesting of the Restricted Stock Units and the receipt of any dividends; and (ii) does not commit to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Taxes. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company or an Affiliate may be required to collect, withhold or account for Taxes in more than one jurisdiction.
9.    Effect on Employment. Neither the award of the Restricted Stock Units, nor the vesting of the Restricted Stock Units, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect any right of the Company or any of its Affiliates to discharge or discipline the Grantee at any time (subject to compliance with local law and the terms of any applicable employment agreement), or affect any right of the Grantee to terminate the Grantee’s Employment at any time.
10.    Form S-8 Prospectus. The Grantee acknowledges that the Grantee has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.
11.    No Entitlement or Claims for Compensation. In connection with the acceptance of the Restricted Stock Units under this Agreement, the Grantee acknowledges the following:

(a)    The Plan is established voluntarily by the Company, the grant of Restricted Stock Units under the Plan is made at the discretion of the Administrator and the Plan may be modified, amended, suspended or terminated by the Company at any time.
(b)    The Restricted Stock Units (and any similar awards the Company may in the future grant to the Grantee, even if such awards are made repeatedly or regularly, and regardless of their amount) and the shares of Stock acquired under the Plan (i) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Grantee and the Company or any Affiliate; (ii) do not create any contractual entitlement to receive future awards or benefits in lieu thereof and are not intended to replace any pension rights or compensation or any superannuation contributions or other statutory entitlement amounts, as applicable; and (iii) do not form part of normal or expected salary or remuneration for purposes of determining pension payments, superannuation contributions or other statutory entitlement amounts (as applicable) or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, superannuation contributions or other statutory entitlement amounts, welfare benefits or similar payments, if applicable, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the award is subject.
(c)    All decisions with respect to future equity grants, if any, will be at the sole discretion of the Administrator.
(d)    The Grantee is voluntarily participating in the Plan.
(e)    In the event that the Grantee is an employee and the Grantee’s employer is not the Company, the grant of the Restricted Stock Units and any similar awards the Company may grant in the future to the Grantee will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Restricted Stock Units and any similar awards the Company may grant in the future to the Grantee will not be interpreted to form an employment contract with the Grantee’s employer or any Affiliate.
(f)    This grant of Restricted Stock Units and any Stock acquired under the Plan in connection with the Restricted Stock Units are not intended to replace any pension rights or compensation or any superannuation contributions or other statutory entitlement amounts, as applicable.
(g)    The future value of shares of Stock is unknown and cannot be predicted with certainty. If the Grantee vests in the Restricted Stock Units, the value of the acquired shares of Stock may increase or decrease. The Grantee acknowledges and agrees that neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts received by the Grantee pursuant to the Restricted Stock Units or the subsequent sale of any Stock acquired in connection with the Restricted Stock Units.

(h)    The Grantee shall have no rights, claim or entitlement to compensation or damages as a result of the Grantee’s termination of Employment for any reason whatsoever, whether or not in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Grantee’s ceasing to have rights under or be entitled to Restricted Stock Units as a result of such termination or loss or diminution in value of the Restricted Stock Units or any of the Stock received in connection with the Restricted Stock Units as a result of such termination, and the Grantee irrevocably releases the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed to have irrevocably waived the Grantee’s entitlement to pursue such rights or claim.
12.    Data Privacy.

(a)    The Grantee hereby acknowledges and understands that the Grantee’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in this Agreement by and among, as applicable, the Grantee’s employer, the Company and its Affiliates, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
(b)    The Grantee understands that the Company and its Affiliates (including the Grantee’s employer), as applicable, hold certain personal information about the Grantee regarding the Grantee’s employment, the nature and amount of the Grantee’s compensation and the fact and conditions of the Grantee’s participation in the Plan, including, but not limited to, the Grantee’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company or its Affiliates and details of all Restricted Stock Units or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of the implementation, management and administration of the Plan (the “Data”).
(c)    The Grantee understands that the Data may be transferred to the Company, its Affiliates and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country, or elsewhere (including countries outside the Grantee’s home country, such as the United States of America), and that the recipient’s country may have a different or lower standard of data privacy rights and protections than the Grantee’s country. Where the Data will be transferred outside the Grantee’s work location, and where there is not a European Commission adequacy decision in place, the transfers will be in accordance with Chapter V of the GDPR. The Grantee understands that the Grantee may request details of the categories of recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including transfers of such Data to a broker or other third party. The Grantee understands that the Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan in accordance with applicable law. The Grantee understands that the Grantee may, at any time, exercise the rights granted to the Grantee by the GDPR including the right to: request to access or be provided with a copy of the Grantee’s Data, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data in any case without cost and to the extent permitted by law. The above rights can be exercised by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that processing of the Grantee’s Data is necessary and refusing any consent that is sought by the Company or objecting to the processing of the Grantee’s Data may affect the Grantee’s ability to participate in the Plan. For more information on the processing of the Grantee’s Data and other personal data, the Grantee is referred to the Privacy Notice provided to the Grantee by the Grantee’s employer.
13.    Acknowledgments. By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control. The Grantee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

14.    Country Specific Terms. Notwithstanding anything to the contrary herein, the Restricted Stock Units shall be subject to the Country-Specific Terms attached hereto as an Addendum to this Agreement. In addition, if the Grantee relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to the Grantee to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

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Executed as of the ______ day of ________, 20___.

Company:
BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By: _________________________
Name:
Title:

Grantee:
__________________________________
Name:
Address:
[Signature Page to Restricted Stock Unit Agreement]

ADDENDUM A TO RESTRICTED STOCK UNIT AGREEMENT
COUNTRY-SPECIFIC TERMS
FOR GRANTEES OUTSIDE THE U.S.

These Country-Specific Terms include additional terms and conditions (and/or variations to the terms and conditions) that govern the Restricted Stock Units awarded to the Grantee if the Grantee resides in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms are defined in the Plan (or any applicable sub-plan) or this Agreement and have the meanings set forth therein.
AUSTRALIA
Securities Law. This offer is made under Division 1A of Part 7.12 of the Corporations Act, 2001 (Commonwealth).

General Advice. Any information or advice given by the Company or its Affiliates in relation to the grant of the Restricted Stock Units under the Plan does not take account of the objectives, financial situation and needs of the Grantee. The Grantee should consider obtaining financial product advice that takes into account the objectives, financial situation and needs of the Grantee.

Data Privacy. The Grantee consents to the disclosure of the Grantee’s Data under Section 18(c) to overseas recipients (including persons located in the United States of America and elsewhere). The Grantee acknowledges that, by consenting to such disclosure, Australian Privacy Principle 8.1 will not apply to the disclosure and as a result the Data recipients will not be accountable under the Privacy Act 1988 (Commonwealth) (the “Australian Privacy Act”) and the Grantee may not be able to seek redress under the Australian Privacy Act in respect of this Data.

Tax Notice. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Commonwealth), as amended, applies to the Restricted Stock Units granted under the Plan (subject to the requirements of the Income Tax Assessment Act 1997 (Commonwealth)) and the Restricted Stock Units are intended to qualify for tax deferral treatment in Australia (subject to the requirements of the Income Tax Assessment Act 1997 (Commonwealth)).

THE NETHERLANDS
Taxes. The following will be added as a new Section 8(e) (Certain Tax Matters):

“(e)    The Grantee indemnifies the Company and/or any Affiliate, and holds them harmless against and from all liability for any Taxes or other payment, interest, penalty and costs thereon, including without limitations, liabilities relating to the necessity to withhold, or to have withheld, any such Taxes from any payment made to the Grantee, if and to the extent allowed under applicable law and regulations.”

Data Privacy. The following replaces Section 12 of the Agreement:
(a)    The Grantee hereby acknowledges and understands that the Grantee’s personal data - being personal data within the meaning of the (EU) 2016/679 General Data Protection Regulation (the “GDPR”) - is collected, retained, used, disclosed, transferred and/or otherwise processed, in electronic or other form, by the Company as described in this Award Agreement. The collection and processing of the personal data shall be subject to the provisions of the GDPR and the Dutch GDPR Implementation Act (Uitvoeringswet AVG, UAVG). The Grantee’s personal data will only be processed when there is a legal basis for processing as set out in article 6 GDPR. The following legal bases shall apply with respect to the processing of personal data in the context of the Plan: (i) processing is necessary for the performance of the Company’s contractual obligations under this Award Agreement, (ii) processing is necessary for compliance with the Company’s legal obligations, and (iii) processing is necessary for the purpose of the Company’s legitimate interest in relation to implementing, administering and managing the Grantee’s participation in the Plan and in the context of the establishment, exercise or defense of a legal claim in relation to the Award Agreement and/or the Plan.
(b)    The personal data being processed in the context of the Plan relate to the Grantee’s employment, the nature and amount of the Grantee’s compensation and the fact and conditions of the Grantee’s participation in the Plan, i.e., the Grantee’s name and signature, home address, telephone number and e-mail address, date of birth, citizen service number or other national identification number, salary, bank account details, nationality, job title, any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of the implementation, management and administration of the Plan (the “Data”).
(c)     The Company will process the Data for the exclusive purpose of (i) implementing, administering and managing participation in the Plan, (ii) communicating with the Grantee in connection with the Plan, (iii) internal administration, (iv) complying with the Company’s legal obligations, and (v) for the purpose of its legitimate interests such as to establish, exercise or defend its rights and legal position and to monitor compliance with the Award Agreement, in accordance with the GDPR.
(d)    The Grantee understands that the Data may be transferred to the Company, the Grantee’s employer, the Company’s Affiliates and where relevant, external (legal) advisors, banks, pay roll providers, potential business partners in the context of a contemplated sale or restructuring of the Company, competent authorities and where relevant third parties assisting in the implementation, administration and management of the Plan. The Grantee understands that the Grantee may at any time request details of the categories of recipients of the Data by contacting the Company’s data protection officer at dataprivacy@brighthorizons.com. The Grantee understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, solely for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including transfers of such Data to a broker or other third party.

(e)     The Grantee acknowledges that these recipients may be located in the Grantee’s country, or elsewhere (including countries outside the European Union, such as the United States of America), and that the recipient’s country may have a different or lower standard of data privacy rights and protections than the Grantee’s country. Where the Data will be transferred outside the European Union, and where there is not a European Commission adequacy decision in place, the transfers will be in accordance with Chapter V of the GDPR and in line with the recommendations of the European Data Protection Board. For more information on the transfer mechanisms used, and/or to obtain a redacted copy of such appropriate safeguards, the Grantee may contact the Company’s data protection officer at dataprivacy@brighthorizons.com. In the absence of appropriate safeguards, the Data will not be transferred to a third party located outside the European Union, unless a specific derogation applies in the sense of article 49 of the GDPR.
(f)    Grantee understands that the Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan in accordance with applicable law. For more information on specific retention periods, please contact the Company’s data protection officer at dataprivacy@brighthorizons.com.
(g)     The Grantee understands that the Grantee may, at any time, without any cost and under certain circumstances exercise the rights granted to the Grantee by the GDPR including the right to: request to access or be provided with a copy of the Grantee’s Data, request additional information about the storage and processing of the Data, require rectification or erasure of (part of) the Data, or to object or have restricted the processing of the Data and to comply with the Grantee’s right to data portability, by contacting the Company or to lodge a complaint with the competent (national) Data Protection Authority. The above rights can be exercised by contacting in writing the Company’s data protection officer at dataprivacy@brighthorizons.com. The Grantee understands, however, that processing of the Grantee’s Data is necessary for participation in the Plan and that objecting to the processing of the Grantee’s Data may affect the Grantee’s ability to participate in the Plan.
(h)     For more information on the processing of the Grantee’s Data and other personal data in the context of his employment relation with the Company or an Affiliate in general, the Grantee is referred to the Privacy Notice provided to the Grantee by the Grantee’s employer.

UNITED KINGDOM
U.K. Subplan. If the Award is being made to a U.K. Employee (as such term is defined in such UK Sub-Plan (as defined below)):
(a) the Award is being made pursuant to the sub-plan for employees resident in the United Kingdom created and approved in accordance with the provisions of Section 12 of the Plan (the “UK Sub-Plan”), and the Plan, as amended by the UK Sub-Plan, and the main body of the Agreement shall be deemed amended accordingly;

(b) any references in the main body of the Agreement to such Award having been made pursuant to the Plan, or to the participation of the Grantee in the Plan, shall be deemed to be references to such Award having been made pursuant to, and such participation being in, the UK Sub-Plan;

(c) any other reference in the main body of the Agreement to the Plan shall (as appropriate and unless the context otherwise requires) be deemed to be a reference to the UK Sub-Plan (including the Plan, as amended by and incorporated into the UK Sub-Plan);

(d) any reference in the main body of the Agreement to a specific provision of the Plan shall be deemed to be a reference to such provisions of the Plan as amended by and incorporated into the UK Sub-Plan; and
(e) in the event of any conflict between the terms of the Agreement and the terms of the UK Sub-Plan, the UK Sub-Plan shall prevail.
Termination of Service. The Grantee has no right to compensation or damages on account of any loss in respect of the Award under the Plan or (as applicable) and the U.K. Subplan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Grantee’s office or employment; or (b) notice to terminate the Grantee’s office or employment. This exclusion of liability shall apply however, termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan and the U.K. Subplan, the implied duty of trust and confidence is expressly excluded.

Certain UK Tax Matters. Without prejudice to the generality of Section 8 of the Agreement, the Grantee hereby indemnifies the Company and, if different, the Grantee’s employer (or any other Affiliate which is required to account for relevant Taxes to HMRC), for any Taxes that may be payable with respect to any income or gains arising or deemed to arise to the Grantee in connection with the Award (including without limitation in connection with the issuance, vesting or settlement of any Award and/or vesting, holding or disposal of the full number of any shares of Stock issued or deemed issued pursuant to any Restricted Stock Unit). Subject to the Grantee otherwise making good such amount to the Company or (if different) the Grantee’s employer or other Affiliate which is required to account for relevant Taxes to HMRC, the Grantee undertakes to pay to the Company, the Grantee’s employer or such other Affiliate (as relevant) any amount required under this paragraph within five working days of demand. For the avoidance of doubt any amount received pursuant to this paragraph by a person who is not the person required to account for such Taxes to HMRC is received as agent for and on behalf of the person so required to account.

As a condition to the issuance of shares of Stock under the Award, the Grantee unconditionally and irrevocably agrees, if so required by the Company, to enter into a joint election within section 431(1) of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) disapplying all restrictions in respect of the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA).